Exhibit 10.3

                    SECOND AMENDMENT TO THE ROYALTY AGREEMENT

      This Second Amendment, dated as of this 5th day of December 2002 (this "Second Amendment"), to the Royalty Agreement, dated as of December 26, 2000 (the "Royalty Agreement") is made by and between Cytomedix, Inc. ("Cytomedix" or the "Reorganized Debtor") and Curative Health Services, Inc. ("Curative"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the "First Amended Plan of Reorganization of Cytomedix, Inc. (with All Technical Amendments)" (the "Plan").

      WHEREAS, the parties entered into the Royalty Agreement pursuant to the terms and conditions of an Amended and Restated Asset Purchase Agreement, effective as of October 12, 2000;

      WHEREAS, the parties entered into a First Amendment to the Royalty Agreement dated April 20, 2001;

      WHEREAS, Cytomedix filed a chapter 11 petition for relief on August 7, 2001 in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Case No. 01-27610 (the "Cytomedix Bankruptcy Case");

      WHEREAS, Cytomedix assumed in its bankruptcy case the Royalty Agreement, as amended, and that certain license agreement with DePuy AcroMed, Inc. ("DePuy");

      WHEREAS, on June 27, 2002, the Bankruptcy Court entered an order confirming the Plan, which became effective on July 11, 2002;

      WHEREAS, Article VII.B of the Plan provides that the Reorganized Debtor has the exclusive right at any time following Plan confirmation to settle any Disputed Claims; and

      WHEREAS, the parties are executing contemporaneously herewith a settlement agreement that resolves all claims and causes of action between them and desire to execute this Second Amendment in connection therewith.

      NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

      1. Modification of Section 2.3 of the Royalty Agreement. Section 2.3 of the Royalty Agreement shall be replaced, to read in its entirety as follows:

            Section 2.3 Other Payments. Cytomedix shall pay Curative ten percent (10%) of the aggregate amount received by Cytomedix in connection with upfront, milestone and/or other similar payments relating to the Patents (hereinafter the "Non-Royalty Payments"). No later than five (5) business days following consummation of any agreement with any third party relating to the right to practice or utilize any of the Patents (each, an


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            "Additional License  Agreement"),  Cytomedix shall provide a copy of such Additional License Agreement to Curative. Except as expressly provided in the Royalty Agreement (as amended), Curative shall not be entitled to any other compensation from Cytomedix or any other third party in connection with the sale of Procuren and the Future Products and shall receive no royalty on sales of any other product of Cytomedix.

      2. Agreement Fully Read and Understood. All parties have received independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement, have read it carefully, understand its contents, and have executed it after independent investigation and without fraud, duress, or undue influence. No ambiguity in this Agreement shall be construed against any of the parties to it.

      3. Governing Law and Venue. The existence, validity, construction and operation of this Agreement and all of its terms and covenants shall be determined in accordance with the laws of the state of Illinois. Any court proceeding relating to the interpretation or enforcement of this Agreement shall be brought exclusively in the United States Bankruptcy Court for the Northern District of Illinois, Case No. 01-27610, and the parties consent to personal jurisdiction in that Court if such action is necessary.

      4. Severability. Any provision of this Agreement held non-enforceable shall be deemed deleted as narrowly as possible and the Agreement's remaining terms shall be enforced so as to give effect as nearly as possible to its overall purpose.

      5. Assigns and Successors in Interest. This Agreement shall bind and inure to the benefit of the parties' heirs, successors, and assigns as if they were signatories to it.

      6. Entire Agreement. The recitals stated above are incorporated by reference. This Agreement contains the entire agreement of the parties with respect to its subject matter, and no modification of it shall be binding on either party unless it is reduced to writing and executed by the party against whom enforcement is sought.

      7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one document.

AGREED TO AND ACCEPTED BY:

CYTOMEDIX, INC.                                   CURATIVE HEALTH SERVICES, INC.

By: One of Its Attorneys                          By: One of Its Attorneys